Exhibit 99.1

Contact:	Envision Healthcare Corporation
Bob Kneeley
Vice President, Investor Relations
303-495-1245
Bob.kneeley@evhc.net

ENVISION HEALTHCARE AND AMSURG
COMPLETE TRANSFORMATIONAL MERGER

Merger Creates a Nationwide Healthcare Organization with Platforms in Physician-Led
Services, Ambulatory Surgical Care, Post-Acute Care and Medical Transportation

NASHVILLE, Tenn. and GREENWOOD VILLAGE, Colo. - (December 1, 2016) - Envision Healthcare Holdings, Inc. (“Envision”) and AMSURG Corp. (“AMSURG”) today announced the completion of their merger, originally announced on June 15, 2016. The new combined company, Envision Healthcare Corporation (NYSE:EVHC), brings together two leading, complementary healthcare companies to form one of the nation’s largest provider organizations and is well-positioned to help shape the future of healthcare delivery. The new Envision will offer a compelling suite of solutions geared toward creating high performing clinical networks, including physician-led services, ambulatory surgery centers, post-acute care and medical transportation.

Envision Healthcare Corporation is co-headquartered in Nashville, Tennessee, and Greenwood Village, Colorado. The company’s common stock will begin trading on the New York Stock Exchange tomorrow, December 2, 2016, under the ticker symbol EVHC and will become part of the S&P 500 stock index.

William A. Sanger, Executive Chairman of Envision Healthcare Corporation, said “Our two organizations complement each other in a way few others could, and this merger accelerates our collective ability to positively impact healthcare delivery across the country. We are excited for the future and look forward to integrating the resources of Envision and AMSURG.”

Christopher A. Holden, President and Chief Executive Officer, added, “Envision Healthcare Corporation now has a national platform with a highly differentiated suite of solutions that will significantly increase our ability to empower physicians and serve clients. The marketplace remains highly fragmented, providing ample opportunities for us to expand our existing relationships with health systems and to present our performance-enhancing offerings to other key stakeholders in clinical networks across the country.”

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Envision Healthcare and AMSURG Complete Transformational Merger

December 1, 2016

About Envision Healthcare Corporation

Envision Healthcare Corporation is a leading provider of physician-led services, ambulatory surgery center management, post-acute care and medical transportation. Physician-led services encompass providers at 780 hospitals in 45 states and include leadership positions in emergency department and hospitalist services, anesthesiology, radiology, and women’s / children’s services, as well as offerings in general surgery and office-based medicine. As a market leader in ambulatory surgical care, the company owns and operates 260 surgery centers and one surgical hospital in 35 states and the District of Columbia, with medical specialties ranging from gastroenterology to ophthalmology and orthopedics. Post-acute care is delivered through an array of clinical professionals and integrated technologies designed to contribute to efficient and effective population health management strategies. As a leader in healthcare transportation services, the company operates in 39 states and the District of Columbia. In total, the company offers a differentiated suite of clinical solutions on a national scale, creating value for health systems, payors, providers and patients. For additional information, visit www.evhc.net

Forward-Looking Statements

Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to Envision Healthcare Corporation’s (the “Company”) objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this communication are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that each of the Company, Envision and AMSURG have filed with the Securities and Exchange Commission; (ii) general economic, market, or business conditions; (iii) the impact of legislative or regulatory changes, such as changes to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010; (iv) changes in governmental reimbursement programs; (v) decreases in revenue and profit margin under fee-for-service contracts due to changes in volume, payor mix and reimbursement rates; (vi) the loss of existing contracts; (vii) risks associated with the ability to successfully integrate the Company’s operations and employees following the merger; (viii) the ability to realize anticipated benefits and synergies of the business combination; and (ix) the potential impact of the consummation of the transaction on the Company’s relationships, including with employees, customers and competitors; and (x) other circumstances beyond the Company’s control. Refer to the section entitled “Risk Factors” in each of Envision’s and AMSURG’s annual and quarterly reports filed in 2016 for a discussion of important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements.

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